UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 12, 2013

Delek US Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32868	52-2319066
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 771-6701

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 14, 2013, Delek US Holdings, Inc. (the “Company”), in connection with an underwritten secondary offering of shares of its common stock (the “Offering”) held by Delek Hungary Holding Limited Liability Company (the “Selling Stockholder”), entered into an underwriting agreement (the “Underwriting Agreement”) with the Selling Stockholder, and Barclays Capital Inc. and Deutsche Bank Securities Inc., as representatives of each of the underwriters named therein (collectively, the “Underwriters”), pursuant to which the Selling Stockholder agreed to sell to the Underwriters 9,000,000 shares of the Company’s common stock. In addition, pursuant to the Underwriting Agreement, the Underwriters have been granted an option, exercisable within 30 days, to purchase up to an additional 1,350,000 shares of common stock on the same terms and conditions. The Company will not receive any proceeds from the sale of the shares of common stock in the Offering.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholder, customary conditions to closing, other obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any such liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-171598) previously filed with the Securities and Exchange Commission (the “SEC”). The Company has filed with the SEC a prospectus supplement dated March 14, 2013 (the “Prospectus Supplement”) to the accompanying prospectus relating to the Offering.

As more fully described under the caption “Underwriting” in the Prospectus Supplement, certain of the Underwriters and their respective affiliates have, directly or indirectly, provided, and may in the future provide, investment and commercial banking or financial advisory services to the Company and its affiliates and to the Selling Stockholder, for which they have received, and may in the future receive, customary fees and commissions.

Repurchase Agreement

On March 12, 2013, in connection with the Offering and pursuant to the $75.0 million common stock repurchase program previously approved subject to, and effective upon, the completion of the Offering by the Company’s board of directors, the Company entered into a stock repurchase agreement with the Selling Stockholder (the “Repurchase Agreement”) to repurchase 1,000,000 shares of common stock for an aggregate purchase price of $37,920,000 directly from the Selling Stockholder in a private, non-underwritten transaction at a price per share equal to the price paid by the Underwriters in the Offering (the “Concurrent Stock Repurchase”). The Company intends to fund the Concurrent Stock Repurchase from cash on hand. The closing of the Concurrent Stock Repurchase is contingent on the closing of the Offering and the satisfaction of certain other customary conditions. The Offering is not contingent on the Concurrent Stock Repurchase. The terms and conditions of the Repurchase Agreement and the Concurrent Stock Repurchase were reviewed, negotiated and approved by the audit committee of the Company’s board of directors, which is composed entirely of independent directors who are unaffiliated with the Selling Stockholder.

The foregoing description of the Repurchase Agreement is qualified in its entirety by reference to such Repurchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the federal securities laws. These statements contain words such as “possible,” “intend,” “will,” “if” and “expect” and can be impacted by numerous factors, including the risk that the Offering and Concurrent Stock Repurchase may not be consummated. There can be no assurance that actual results will not differ from those expected by management of the Company. The Company undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which the Company becomes aware of, after the date hereof.

Item 8.01	Other Events.

On March 12, 2013, the Company issued a press release announcing the Offering. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

On March 14, 2013, the Company issued a press release announcing the upsizing and pricing of the Offering. A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated as of March 14, 2013, by and among Delek US Holdings, Inc., Delek Hungary Holding Limited Liability Company, and Barclays Capital Inc. and Deutsche Bank Securities Inc. as representatives for each of the other underwriters named therein

10.1	Stock Repurchase Agreement, dated as of March 12, 2013, between Delek US Holdings, Inc. and Delek Hungary Holding Limited Liability Company

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99.1	Press Release issued by Delek US Holdings, Inc. on March 12, 2013, announcing the Offering

99.2	Press Release issued by Delek US Holdings, Inc. on March 14, 2013, announcing the upsizing and pricing of the Offering

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2013	DELEK US HOLDINGS, INC.

	By:	/s/ Assaf Ginzburg
	Name:	Assaf Ginzburg
	Title:	Executive Vice President / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 14, 2013, by and among Delek US Holdings, Inc., Delek Hungary Holding Limited Liability Company, and Barclays Capital Inc. and Deutsche Bank Securities Inc. as representatives for each of the other underwriters named therein

10.1	Stock Repurchase Agreement, dated as of March 12, 2013, between Delek US Holdings, Inc. and Delek Hungary Holding Limited Liability Company

99.1	Press Release issued by Delek US Holdings, Inc. on March 12, 2013, announcing the Offering

99.2	Press Release issued by Delek US Holdings, Inc. on March 14, 2013, announcing the upsizing and pricing of the Offering